UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 30, 2007 (May 23, 2007)

Kronos Incorporated

(Exact name of registrant as specified in charter)

Massachusetts	000-20109	04-2640942
(State or other juris-	(Commission	(IRS Employer
diction of incorporation)	File Number)	Identification No.)

297 Billerica Road, Chelmsford, Massachusetts	01824
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (978) 250-9800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e)

As previously reported on May 7, 2007, Joseph R. DeMartino, Senior Vice President, North American Field Operations, of Kronos Incorporated (the “Company”), provided the Company with notice of his resignation from the Company.

On May 23, 2007, the Company and Mr. DeMartino entered into an agreement (the “Termination Agreement”) pursuant to which Mr. DeMartino’s employment with the Company shall terminate, effective at the end of the day on the day after the Closing Date, as defined in the Agreement and Plan of Merger by and among Seahawk Acquisition Corporation, Seahawk Merger Sub Corporation and the Company, dated March 22, 2007 (the “Merger Agreement”).  If the Closing Date is not before November 30, 2007, Mr. DeMartino’s employment with the Company shall terminate effective at the end of the day on November 30, 2007.

The Termination Agreement provides that Mr. DeMartino will receive the following severance benefits upon his separation from the Company:

•                  If the Closing Date occurs prior to June 15, 2007, the Company will make a lump sump severance payment to Mr. DeMartino of $1,012,425, less applicable state and federal tax deductions.

•                  If the Closing Date occurs between June 15, 2007 and November 30, 2007, Mr. DeMartino’s lump sum severance shall be offset by the amount of any salary earned by Mr. DeMartino between June 15, 2007 and the Closing Date.

•                  If the Closing Date occurs prior to November 30, 2007, the vesting of all of Mr. DeMartino’s stock awards under Company equity incentive plans shall accelerate pursuant to the terms of the Merger Agreement.

•                  If the Closing Date has not occurred prior to November 30, 2007, Mr. DeMartino’s stock awards shall vest and be exercisable solely in accordance with the terms of the Company’s 2002 Stock Incentive Plan.

•                  If Mr. DeMartino elects to enroll in and continue his medical/dental insurance through COBRA, the Company shall pay the full cost of such COBRA coverage for up to twelve months from the date of Mr. DeMartino’s Termination Date.

Under the terms of the Termination Agreement, Mr. DeMartino has agreed to make himself available for up to twenty days to provide consulting services to the Company between his Termination Date and November 30, 2007.  In addition, he has reaffirmed certain obligations with respect to confidential information, non-competition and assignment of intellectual property under his Proprietary Rights and Confidentiality Agreement.

The foregoing summary of the Termination Agreement, is qualified in its entirety by the text of the Termination Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01.              Financial Statements and Exhibits.

(d)           Termination Agreement, dated May 23, 2007, between Joseph R. DeMartino and Kronos Incorporated.

See the Exhibit Index attached to this Report, which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRONOS INCORPORATED

Date: May 30, 2007	By:	/s/ Mark V. Julien
Mark V. Julien
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Termination Agreement, dated May 23, 2007, between Joseph R. DeMartino and Kronos Incorporated.